              As filed with the Securities and Exchange Commission
                             on February 23, 2000.

                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                                IMAX CORPORATION
             (Exact name of registrant as specified in its charter)

                CANADA                                     98-0140269
     (State or other jurisdiction                       (I.R.S. Employer
           of organization)                            Identification No.)


                               2525 SPEAKMAN DRIVE
                          MISSISSAUGA, ONTARIO L5K 1B1
                                     CANADA
                    (Address of principal executive offices)

                       IMAX CORPORATION STOCK OPTION PLAN
                            (Full title of the Plan)
                          ----------------------------
                                IMAX U.S.A. INC.
                         110 E. 59TH STREET, SUITE 2100
                               NEW YORK, NY 10022
                     (Name and address of agent for service)

                                 (212) 821-0100
          (Telephone number, including area code, of agent for service)
                          ----------------------------
                         CALCULATION OF REGISTRATION FEE

       TITLE OF                 AMOUNT            PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
   SECURITIES TO BE             TO BE            OFFERING PRICE PER          AGGREGATE             REGISTRATION
    REGISTERED (1)            REGISTERED              SHARE(2)           OFFERING PRICE(3)            FEE(3)

Common Shares (no par value)  7,710,836               U.S.$24.50         U.S.$134,698,991         U.S.$35,560.53

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, such additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock dividends or stock splits.

(2) Estimated pursuant to paragraph (c) of Rule 457 under the Securities Act, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Common Shares quoted on The Nasdaq National Market on February 15, 2000.

(3) Calculation of the Registration Fee excludes 2,112,918 Common Shares issuable pursuant to the Imax Stock Option Plan which have already been registered on the Registrant's Registration Statement on Form S-8
(File No.: 333-5720) and 100,000 Common Shares which are being registered on the Registrant's Registration Statement on Form S-8 which is being filed on the date hereof.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-5720) are hereby incorporated by reference herein.

Item 8.        Exhibits.

       The following documents are filed as part of this Registration Statement:

Exhibit
Number                              Description

4.1 Articles of Incorporation of Imax Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-1 (File No. 33-77536)).

4.2            Imax Corporation Stock Option Plan.

5 Opinion of McCarthy Tetrault, counsel to the Registrant, as to the validity of the securities registered hereby.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of McCarthy Tetrault.

24 Powers of Attorney (contained on the signature page of this registration statement on Form S-8).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of February, 2000.


                                IMAX CORPORATION


                                         By:        /s/ Bradley J. Wechsler
                                             ---------------------------------
                                             Name:  Bradley J. Wechsler
                                             Title: Co-Chairman  of the Company,
                                                    Co-Chief Executive Officer
                                                    and Director

                               POWERS OF ATTORNEY

         Each of the undersigned whose signatures appears below hereby constitutes and appoints Bradley J. Wechsler and Richard L. Gelfond, either of whom may act individually, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                    Title                         Date

/s/ Bradley J. Wechsler    Co-Chairman of the Company,       February 17, 2000
-----------------------
    Bradley J. Wechsler    Co-Chief Executive Officer
                           and Director
                           (Principal Executive Officer)


/s/ Richard L. Gelfond     Co-Chairman of the Company,       February 17, 2000
-----------------------
    Richard L. Gelfond     Co-Chief Executive Officer
                           and Director
                           (Principal Executive Officer)


/s/ Michael J. Biondi      Director                          February 17, 2000
-----------------------
    Michael J. Biondi

                           Director
-----------------------
    Kenneth G. Copland

                           Director
-----------------------
    J. Trevor Eyton


/s/ Garth M. Girvan        Director                          February 17, 2000
-----------------------
    Garth M. Girvan


/s/ G. Edmund King         Director                          February 17, 2000
-----------------------
    G. Edmund King

/s/ Murray B. Koffler      Director                          February 17, 2000
-----------------------
    Murray B. Koffler

/s/ Sam Reisman            Director                          February 17, 2000
-----------------------
    Sam Reisman

/s/ Marc A. Utay           Director                          February 17, 2000
-----------------------
    Marc A. Utay

/s/ W. Townsend Ziebold    Director                          February 17, 2000
-----------------------
    W. Townsend Ziebold

/s/ John M. Davison        Chief Operating Officer           February 17, 2000
-----------------------    and Chief Financial Officer
    John M. Davison        (Principal Financial Officer)



/s/ Mark J. Thornley       Vice President Finance            February 17, 2000
-----------------------    (Principal Accounting Officer)
    Mark J. Thornley

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act this Registration Statement has been signed on its behalf of the Registrant by the undersigned, solely in their capacity as the duly authorized representatives of Imax Corporation in the United States, in the City of New York, New York, U.S.A. on February 17, 2000.



                                    IMAX U.S.A. INC.



                                    By:               /s/ Bradley J. Wechsler
                                             --------------------------------
                                             Name:    Bradley J. Wechsler
                                             Title:   President



                                    By:               /s/ John M. Davison
                                             ----------------------------
                                             Name:    John M. Davison
                                             Title:   Vice President, Finance

                                  EXHIBIT INDEX


     EXHIBIT                                                       SEQUENTIALLY
      NUMBER        DESCRIPTION                                    NUMBERED PAGE


       4.1          Articles of Incorporation of Imax Corporation
                    (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-1 (File No. 33-77536)).

       4.2          Imax Corporation Stock Option Plan.

        5 Opinion of McCarthy Tetrault, counsel to the Registrant, as to the validity of securities registered hereby.

       23.1         Consent of PricewaterhouseCoopers LLP.

       23.2         Consent of McCarthy Tetrault.

        24          Powers of Attorney (contained on the
                    signature page of this Registration
                    Statement on Form S-8).